Exhibit 99.1

FOR RELEASE, Thursday, March 23, 2017	For Further Information:
1:05 p.m. Pacific Time	Jill Peters, Investor Relations Contact
(310) 893-7456 or jpeters@kbhome.com
Susan Martin, Media Contact
(310) 231-4142 or smartin@kbhome.com
KB HOME REPORTS 2017 FIRST QUARTER RESULTS
Revenues Up 21% to $818.6 Million
Net Orders Increase 14% to 2,580; Net Order Value Up 32% to $1.09 Billion
Backlog Value Increases 25% to $1.79 Billion
LOS ANGELES (March 23, 2017) — KB Home (NYSE: KBH) today reported results for its first quarter ended February 28, 2017.
“Building on our 2016 accomplishments, we delivered a solid financial and operational performance in the first quarter and extended the upward trajectory of our business,” said Jeffrey Mezger, chairman, president and chief executive officer. “With double-digit year-over-year growth in deliveries, revenues, pretax income, net orders and backlog, we are benefiting from the effective execution of our core business strategy and a favorable housing environment supported by healthy demand and constrained supply. We are seeing particular strength in California, our largest market, where we had significant year-over-year improvement in many key metrics. Company-wide, our operations are maintaining a strong cadence that is producing more reliable, predictable results.”
“We continue to progress on our returns-focused growth roadmap, which includes expanding the scale of our business within our current geographic footprint, increasing our operating income margin, generating cash from operations to support a balanced approach to future growth, reducing debt and improving our leverage ratio,” said Mezger. “In alignment with this strategy, we completed the early redemption of $100 million of our senior notes in the quarter using internally generated cash. Based on the steadily increasing momentum we have sustained over the past few years, and the positive start to 2017, we believe we are well positioned to achieve our objectives for the year.”
Three Months Ended February 28, 2017 (comparisons on a year-over-year basis)

•	Total revenues of $818.6 million increased 21%.

•	Deliveries grew 14% to 2,224 homes, with increases in each of the Company’s four regions.

•	Average selling price increased 6% to $364,600.

•	Homebuilding operating income rose 33% to $25.3 million, including total inventory-related charges of $4.0 million. Inventory-related charges in the 2016 first quarter totaled $2.0 million.

◦	Homebuilding operating income margin increased 30 basis points to 3.1%. Excluding total inventory-related charges, homebuilding operating income margin improved 50 basis points to 3.6%.

▪	Housing gross profit margin decreased 140 basis points to 14.6%, which included 50 basis points of inventory-related charges.

-	Adjusted housing gross profit margin, a metric that excludes the amortization of previously capitalized interest and inventory-related charges, declined 80 basis points to 19.9%.

▪	Selling, general and administrative expenses improved 160 basis points from 13.1% of housing revenues to 11.5%, a record low first quarter ratio for the Company.

•	Financial services generated pretax income of $1.6 million, up from $1.2 million.

◦
The Company’s recently formed mortgage banking joint venture with Stearns Lending, LLC, which had no significant impact on the current quarter results, is expected to be operational in most of the Company’s served markets by the end of the 2017 second quarter, subject to obtaining all requisite regulatory approvals and clearances.

•
Interest expense of $6.3 million included a charge of $5.7 million associated with the Company’s optional early redemption of $100 million in aggregate principal amount of its 9.100% Senior Notes due 2017, which was announced in December. The redemption was completed on January 13, 2017.

•	Pretax income increased 34% to $21.5 million. Excluding the charges related to inventory and the early extinguishment of debt, pretax income grew 73% to $31.2 million.

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Income tax expense of $7.2 million was favorably impacted by $1.1 million of federal energy tax credits, and represented an effective tax rate of 33.6%. In the 2016 first quarter, the Company’s effective tax rate of 18.1% reflected a favorable tax-credit impact of $3.3 million.

•	Net income increased to $14.3 million, or $.15 per diluted share.
Backlog and Net Orders (comparisons on a year-over-year basis)

•	Net orders for the quarter increased 14% to 2,580, and net order value grew 32% to $1.09 billion.

◦	In the Company’s West Coast region, net order value increased 73%, reflecting 49% growth in net orders and a 16% increase in the average selling price of those orders.

•	Homes in backlog rose 11% to 4,776. Ending backlog value grew 25% to $1.79 billion, the Company’s highest first quarter backlog value since 2007.
◦The average selling price of homes in backlog increased 12%.

•	The cancellation rate as a percentage of beginning backlog for the quarter improved to 18% from 21%, and as a percentage of gross orders improved to 23% from 27%.

•	Average community count for the quarter decreased slightly to 238, while the ending community count remained essentially flat at 240.
Balance Sheet as of February 28, 2017 (comparisons to November 30, 2016)

•	The Company had total liquidity of $595.9 million, including cash and cash equivalents of $351.9 million and availability under its unsecured revolving credit facility.

◦	There were no cash borrowings outstanding under the Company’s unsecured revolving credit facility.

•	Inventories were $3.42 billion, with investments in land acquisition and development totaling $302.1 million for the quarter.

•	Lots owned or controlled totaled 44,471, of which 80% were owned.

•	Notes payable decreased to $2.50 billion from $2.64 billion, largely due to the early redemption of $100 million of senior notes using internally generated cash.

•	The ratio of debt to capital was 59.1%, and the ratio of net debt to capital was 55.3%.
Earnings Conference Call
The conference call to discuss the Company’s first quarter 2017 earnings will be broadcast live TODAY at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. To listen, please go to the Investor Relations section of the Company’s website at www.kbhome.com.
About KB Home
KB Home (NYSE: KBH) is one of the largest and most recognized homebuilders in the United States and an industry leader in sustainability, building innovative and highly energy- and water-efficient new homes. Founded in 1957 and the first homebuilder listed on the New York Stock Exchange, the Company has built nearly 600,000 homes for families from coast to coast. Distinguished by its personalized homebuilding approach, KB Home lets each buyer choose their lot location, floor plan, décor choices, design features and other special touches that matter most to them. To learn more about KB Home, call 888-KB-HOMES, visit www.kbhome.com or connect on Facebook.com/KBHome or Twitter.com/KBHome.
Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; material and trade costs and availability; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors, including the prolonged drought and related water-constrained conditions in the southwest United States and California; government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning, gaining share and scale in our served markets; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement our returns-focused growth roadmap/strategy and achieve the associated revenue, margin, profitability, cash flow, community reactivation, land sales, business growth, asset efficiency, return on invested capital, return on equity, net debt-to-capital ratio and other financial and operational targets and objectives; the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services; the performance of mortgage lenders to our homebuyers; completing the wind-down of Home Community Mortgage as planned; Stearns Lending, LLC’s management of Home Community Mortgage’s assets and operations; whether we can operate a joint venture with Stearns Lending, LLC, and the performance of any such mortgage banking joint venture once operational; information technology failures and data security breaches; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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(Tables Follow)
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KB HOME
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended February 28, 2017 and February 29, 2016
(In Thousands, Except Per Share Amounts – Unaudited)

	Three Months Ended
	February 28, 2017	February 29, 2016
Total revenues	$818,596	$678,371
Homebuilding:
Revenues	$816,246	$675,742
Costs and expenses	(790,969)	(656,750)
Operating income	25,277	18,992
Interest income	198	152
Interest expense	(6,307)	(3,697)
Equity in income (loss) of unconsolidated joint ventures	731	(603)
Homebuilding pretax income	19,899	14,844
Financial services:
Revenues	2,350	2,629
Expenses	(819)	(859)
Equity in income (loss) of unconsolidated joint ventures	29	(587)
Financial services pretax income	1,560	1,183
Total pretax income	21,459	16,027
Income tax expense	(7,200)	(2,900)
Net income	$14,259	$13,127
Earnings per share:
Basic	$.17	$.15
Diluted	$.15	$.14
Weighted average shares outstanding:
Basic	85,122	89,239
Diluted	96,273	99,427

KB HOME
CONSOLIDATED BALANCE SHEETS
(In Thousands – Unaudited)

	February 28, 2017	November 30, 2016
Assets
Homebuilding:
Cash and cash equivalents	$351,880	$592,086
Receivables	238,358	231,665
Inventories	3,423,344	3,403,228
Investments in unconsolidated joint ventures	64,916	64,016
Deferred tax assets, net	731,885	738,985
Other assets	96,679	91,145
	4,907,062	5,121,125
Financial services	15,518	10,499
Total assets	$4,922,580	$5,131,624

Liabilities and stockholders’ equity
Homebuilding:
Accounts payable	$178,491	$215,331
Accrued expenses and other liabilities	501,902	550,996
Notes payable	2,504,449	2,640,149
	3,184,842	3,406,476
Financial services	1,278	2,003
Stockholders’ equity	1,736,460	1,723,145
Total liabilities and stockholders’ equity	$4,922,580	$5,131,624

KB HOME
SUPPLEMENTAL INFORMATION
For the Three Months Ended February 28, 2017 and February 29, 2016
(In Thousands, Except Average Selling Price – Unaudited)

	Three Months Ended
	February 28, 2017	February 29, 2016
Homebuilding revenues:
Housing	$810,947	$672,646
Land	5,299	3,096
Total	$816,246	$675,742

Homebuilding costs and expenses:
Construction and land costs
Housing	$692,787	$564,828
Land	5,293	3,990
Subtotal	698,080	568,818
Selling, general and administrative expenses	92,889	87,932
Total	$790,969	$656,750

Interest expense:
Interest incurred	$44,394	$46,251
Loss on early extinguishment of debt	5,685	—
Interest capitalized	(43,772)	(42,554)
Total	$6,307	$3,697

Other information:
Depreciation and amortization	$2,467	$2,781
Amortization of previously capitalized interest	39,384	30,682

Average selling price:
West Coast	$587,200	$558,800
Southwest	289,000	286,700
Central	275,500	260,200
Southeast	286,400	270,900
Total	$364,600	$344,400

KB HOME SUPPLEMENTAL INFORMATION For the Three Months Ended February 28, 2017 and February 29, 2016 (Dollars in Thousands – Unaudited)

			Three Months Ended
			February 28, 2017	February 29, 2016
Homes delivered:
West Coast			606	508
Southwest			407	350
Central			861	765
Southeast			350	330
Total			2,224	1,953

Net orders:
West Coast			826	555
Southwest			456	359
Central			960	901
Southeast			338	457
Total			2,580	2,272

Net order value:
West Coast			$583,503	$337,611
Southwest			131,731	107,288
Central			274,883	253,215
Southeast			95,305	126,560
Total			$1,085,422	$824,674

	February 28, 2017		February 29, 2016
	Homes	Value	Homes	Value
Backlog data:
West Coast	1,133	$754,511	785	$461,738
Southwest	853	241,917	614	174,381
Central	2,078	596,813	1,978	548,985
Southeast	712	200,323	908	248,403
Total	4,776	$1,793,564	4,285	$1,433,507

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
For the Three Months Ended February 28, 2017 and February 29, 2016
(In Thousands, Except Percentages – Unaudited)
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted housing gross profit margin and ratio of net debt to capital, neither of which are calculated in accordance with generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures are relevant and useful to investors in understanding its operations and the leverage employed in its operations, and may be helpful in comparing the Company with other companies in the homebuilding industry to the extent they provide similar information. However, because the adjusted housing gross profit margin and the ratio of net debt to capital are not calculated in accordance with GAAP, these financial measures may not be completely comparable to other companies in the homebuilding industry and, thus, should not be considered in isolation or as an alternative to operating performance and/or financial measures prescribed by GAAP. Rather, these non-GAAP financial measures should be used to supplement their respective most directly comparable GAAP financial measures in order to provide a greater understanding of the factors and trends affecting the Company’s operations.
Adjusted Housing Gross Profit Margin
The following table reconciles the Company’s housing gross profit margin calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s adjusted housing gross profit margin:

	Three Months Ended
	February 28, 2017	February 29, 2016
Housing revenues	$810,947	$672,646
Housing construction and land costs	(692,787)	(564,828)
Housing gross profits	118,160	107,818
Add: Amortization of previously capitalized interest (a)	38,873	30,206
Inventory-related charges (b)	4,008	1,179
Adjusted housing gross profits	$161,041	$139,203
Housing gross profit margin as a percentage of housing revenues	14.6%	16.0%
Adjusted housing gross profit margin as a percentage of housing revenues	19.9%	20.7%

(a)	Represents the amortization of previously capitalized interest associated with housing operations.

(b)	Represents inventory impairment and land option contract abandonment charges associated with housing operations.
Adjusted housing gross profit margin is a non-GAAP financial measure, which the Company calculates by dividing housing revenues less housing construction and land costs excluding (1) amortization of previously capitalized interest associated with housing operations and (2) housing inventory impairment and land option contract abandonment charges (as applicable) recorded during a given period, by housing revenues. The most directly comparable GAAP financial measure is housing gross profit margin. The Company believes adjusted housing gross profit margin is a relevant and useful financial measure to investors in evaluating the Company’s performance as it measures the gross profits the Company generated specifically on the homes delivered during a given period. This non-GAAP financial measure isolates the impact that the amortization of previously capitalized interest associated with housing operations, and housing inventory impairment and land option contract abandonment charges, have on housing gross profit margins, and allows investors to make comparisons with the Company’s competitors that adjust housing gross profit margins in a similar manner. The Company also believes investors will find adjusted housing gross profit margin relevant and useful because it represents a profitability measure that may be compared to a prior period without regard to variability of amortization of previously capitalized interest associated with housing operations, and housing inventory impairment and land option contract abandonment charges. This financial measure assists management in making strategic decisions regarding community location and product mix, product pricing and construction pace.

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages – Unaudited)
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

	February 28, 2017	November 30, 2016
Notes payable	$2,504,449	$2,640,149
Stockholders’ equity	1,736,460	1,723,145
Total capital	$4,240,909	$4,363,294
Ratio of debt to capital	59.1%	60.5%

Notes payable	$2,504,449	$2,640,149
Less: Cash and cash equivalents	(351,880)	(592,086)
Net debt	2,152,569	2,048,063
Stockholders’ equity	1,736,460	1,723,145
Total capital	$3,889,029	$3,771,208
Ratio of net debt to capital	55.3%	54.3%
The ratio of net debt to capital is a non-GAAP financial measure, which the Company calculates by dividing notes payable, net of homebuilding cash and cash equivalents, by capital (notes payable, net of homebuilding cash and cash equivalents, plus stockholders’ equity). The most directly comparable GAAP financial measure is the ratio of debt to capital. The Company believes the ratio of net debt to capital is a relevant and useful financial measure to investors in understanding the leverage employed in the Company’s operations.